UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2021

Century Aluminum Company
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34474	13-3070826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive
Suite 1000
Chicago
Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)
(312)	696-3101
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	CENX	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2021, Century Aluminum Company (the “Company”) appointed Robert Hoffman as Vice President and Chief Accounting Officer, effective May 26, 2021. Mr. Hoffman will serve as the principal accounting officer of the Company. Mr. Hoffman has served as the Company’s Chief Information Officer since June 2017, and prior to that, served as Director of Financial Planning and Analysis with the Company from May 2015 through May 2017, Chief Accounting Officer and Controller from October 2013 through April 2015, Corporate Controller from January 2013 through September 2013 and Assistant Controller from July 2011 through December 2012. Mr. Hoffman started with the Company as a Senior Corporate Analyst in November 2004 and served in such role through June 2011.

Prior to joining the Company, Mr. Hoffman was the Accounting Manager at The Granite Rock Company from September 2003 through November 2004 and served as a Senior Associate at Mowat Mackie & Anderson LLP from October 2001 through August 2003. Prior to that, Mr. Hoffman was a senior auditor with Deloitte & Touche from January 1997 through October 2001.

Mr. Hoffman holds a Bachelor of Science degree in Accounting from Golden Gate University, a Masters of Business in Finance from Saint Mary’s College of California and is a Certified Public Accountant (inactive).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	May 28, 2021	By:	/s/ John DeZee
			Name:	John DeZee
			Title:	Executive Vice President, General Counsel and Secretary